Exhibit 10.4
AMENDMENT TO REPURCHASE AGREEMENT
          THIS AMENDMENT (this “Amendment”), dated June 18, 2007, to the REPURCHASE AGREEMENT (the “Agreement”), dated as of June 1, 2007, is by and among, FX LUXURY REALTY, LLC, a Delaware limited liability company (the “Company”), CKX, Inc., a Delaware corporation (“CKX”), Flag Luxury Properties, LLC, a Delaware limited liability company (“Flag”), Robert F.X. Sillerman (“Sillerman”), Brett Torino (“Torino”), Paul C. Kanavos (“Kanavos” and together with Flag (but subject to Section 4(d)(iii) of the Agreement), Sillerman, Torino and Kanavos, collectively, the “Flag Parties”). Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of June 1, 2007, by and among the Company, CKX, and Flag. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.
          WHEREAS, CKX, Flag and the Company have entered into Amendment No. 1, dated as of June 18, 2007, to the Purchase Agreement (“Amendment No. 1”) and, pursuant to Amendment No. 1 (i) CKX formed NEWCO Inc. (which is now named FX Luxury Real Estate Inc. and is hereafter referred to as “FXLRE”) and, in connection therewith, contributed to the capital of FXLRE an aggregate 15.5% Membership Interest in the Company; (ii) CKX, as the sole stockholder of FXLRE as of the time of its formation, transferred and assigned all of the equity interests in FXLRE to Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust II, a conventional trust formed pursuant to the CKX FXLR Stockholder Distribution Trust II Agreement dated the date hereof (the “Conventional Trust”); and (iii) CKX transferred and assigned an aggregate 9.5% Membership Interest in the Company to Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust I, a grantor trust formed pursuant to the CKX FXLR Stockholder Distribution Trust I Agreement dated the date hereof (the “Grantor Trust”); and
          WHEREAS, immediately following the Reorganization and prior to the Stockholder Distribution, the Company shall become a subsidiary of FXLRE and FXLRE shall have four stockholders: CKX (owning a 25% equity interest therein), Flag (owning a 50% equity interest therein), and the Conventional Trust and the Grantor Trust (together beneficially owning an aggregate 25% equity interest therein).
          NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
     1. NEWCO Inc. All references in the Agreement to NEWCO Inc. or NEWCO shall hereafter be references to FXLRE, as applicable.
     2. Section 13 of the Agreement. Section 13 of the Agreement is amended and restated in its entirety as follows:
 “13. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Each of the Conventional Trust, the Grantor Trust and the holders of shares of FLXRE stock who are entitled to or received such stock as a distribution or dividend from CKX (or from the Conventional Trust or the Grantor Trust pursuant to the terms thereof) is intended as a third party beneficiary of this Agreement; provided that such benefit shall be limited solely to such holder’s right to (i) seek and enforce a remedy of specific performance to compel FXLRE and the board of directors of FXLRE to enforce and perform the provisions of this Agreement in accordance with the terms hereof or (ii) in the event that such remedy of specific performance is determined by a court of competent jurisdiction to be unavailable or is contested by the board of directors of FXLRE, then seek monetary damages from FXLRE.”
     3. Entire Agreement. This Amendment, the Agreement, the Exhibits and Schedules to the Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all prior agreements or understandings with respect to the subject matter hereof.
     4. No Other Amendments or Modifications. Except as expressly provided in this Amendment, the Agreement shall remain unmodified and in full force and effect in accordance with its terms.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

FX LUXURY REALTY, LLC
By:	FLAG LUXURY PROPERTIES, LLC Managing Member
/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Senior Vice President

CKX, INC.
/s/ Thomas P. Bensen
Name:	Thomas P. Bensen
Title:	Chief Financial Officer

FLAG LUXURY PROPERTIES, LLC
/s/ Mitchell J. Nelsen
Name:	Mitchell J. Nelsen
Title:	Senior Vice President

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

/s/ Brett Torino
Brett Torino

/s/ Paul C. Kanavos
Paul C. Kanavos